SECOND AMENDMENT DATED JULY 31, 2006
TO
OPTIONAL ADVANCE DEMAND GRID NOTE

This Second Amendment dated as of July 31, 2006 amends the Optional Advance Demand Grid Note dated August 3, 2004, made by MKS Instruments, Inc. and MKS Japan, Inc. in favor of HSBC Bank USA, National Association (the “Note”). Terms defined in the Note shall have the same meanings in this Amendment.

1.	The date of “July 31, 2006”, wherever it appears in the Note, is hereby deleted and replaced with: “July 31, 2007”. After July 31, 2007, the termination date of “July 31, 2007” (and any subsequent termination date), wherever it appears in the note, shall be deleted and replaced by such later date as may be agreed to in writing by the Bank and the Borrower as the new termination date of the Note.

2.	The definition of Adjusted LIBOR Rate: the LIBOR Rate plus 1.25%, shall be deleted and replaced with: Adjusted LIBOR Rate: the LIBOR Rate plus 1.00%

3.	Except as amended hereby, the Note remains unchanged and in full force and effect.

MKS INSTRUMENTS, INC.		HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Joseph M. Tocci		By: /s/ Dan Lobdell

Name: Title:	Joseph M. Tocci Treasurer	Name: Dan Lobdell Title: Vice President

MKS JAPAN, INC.

By: /s/ Ronald Weigner

Name: Ronald Weigner Title:	Director

cnw\amend\MKS(baw)